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                                                                   Exhibit 99(d)
                                   MERGER OF
                          HOME BENEFICIAL CORPORATION
                                 WITH AND INTO
                          AGC LIFE INSURANCE COMPANY,
                         A WHOLLY OWNED SUBSIDIARY OF
                         AMERICAN GENERAL CORPORATION

                                                                 March   , 1997

To Our Clients:

  Enclosed for your consideration is a copy of the Proxy Statement/Prospectus,
dated as of March   , 1997 (the "Proxy Statement/Prospectus") of Home
Beneficial Corporation, a Virginia corporation ("Home Beneficial"), the related Form of Election/Letter of Transmittal and Form W-9 in connection with the merger (the "Merger") of Home Beneficial, with and into AGC Life Insurance Company, a Missouri corporation ("AGC Life") and wholly owned subsidiary of American General Corporation, a Texas corporation ("American General") pursuant to the Merger Agreement (as defined below).

  As described in the enclosed materials, in connection with the Merger, each share of Home Beneficial Class A Common Stock (Voting), par value $.3125 per share ("Home Beneficial Voting Common Stock"), and each share of Home Beneficial Class B Common Stock (Non-Voting), par value $.3125 per share ("Home Beneficial Non-Voting Common Stock" and, together with the Home Beneficial Voting Common Stock, the "Home Beneficial Common Stock" or "Shares"), will be converted into the right to receive, at the election of the registered holder thereof, any of the following: (i) a fraction of a duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $.50 per share, of American General (the "American General Common Stock"), together with the attached preferred share purchase rights (the "Stock Consideration") calculated by dividing (x) $39.00 by (y) the Average Purchaser Price, defined as the average of the high and low sales prices, regular way, of American General Common Stock as reported in The Wall Street Journal during the ten consecutive New York Stock Exchange trading days (each, a "Trading Day") ending on (and including) the fifth Trading Day prior to the Effective Time (as defined in the Merger Agreement) (the "Trading Average"); provided, however, that if the Trading Average is less than $35.00, then the Average Purchaser Price shall be $35.00; and/or (ii) $39.00 in cash, without interest thereon (the "Cash Consideration" and, together with the Stock Consideration, the "Merger Consideration"). Such elections are subject to (a) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, (b) the terms, conditions and limitations set forth in the Agreement and Plan of Merger, dated as of December 22, 1996, by and among American General, AGC Life and Home Beneficial, and amended as of January 22, 1997 and as of March 3, 1997 (as so amended, the "Merger Agreement"), attached as Annex A to the Proxy Statement/Prospectus and (c) the instructions set forth in the Form of Election/Letter of Transmittal enclosed herewith.

  This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are the registered holder of the Shares held by us in your account. Accordingly, you must give us instructions using the instruction form provided below (and not using the Form of Election/Letter of Transmittal, which is furnished for your information only) as to whether you wish to receive, for each share of Home Beneficial Common Stock held by us in your account, the Cash Consideration and/or the Stock Consideration. Only we, as registered holder of your Shares, can execute and submit a Form of Election/Letter of Transmittal on your behalf.

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  There can be no assurance that each holder of Home Beneficial Common Stock will receive the Merger Consideration in such amounts as each such stockholder elects to receive in the Merger. As a result of the allocation procedures described in the Merger Agreement, if more than 50% of the shares of Home Beneficial Common Stock elect to receive Cash Consideration (each such election, a "Cash Election") or more than 75% of the shares of Home Beneficial Common Stock elect to receive Stock Consideration (each such election, a "Stock Election"), a Home Beneficial shareholder may receive Cash Consideration and/or Stock Consideration in amounts that differ from the amounts such shareholder has elected with respect to its shares of Home Beneficial Common Stock. Shareholders who do not return a properly completed and validly executed Form of Election/Letter of Transmittal prior to the Election Deadline or shareholders who make no election will receive (i) Cash Consideration, to the extent Cash Elections do not exceed 50% of the outstanding shares of Home Beneficial Common Stock, (ii) Cash Consideration, to the extent Stock Elections exceed 75% of the outstanding shares of Home Beneficial Common Stock or (iii) Stock Consideration, to the extent Cash Elections exceed 50% of the outstanding shares of Home Beneficial Common Stock. None of American General, Home Beneficial, the Home Beneficial Board of Directors or the American General Board of Directors makes any recommendation as to whether holders of Home Beneficial Common Stock should elect to receive the Cash Consideration and/or the Stock Consideration in the Merger. Each stockholder must make his or her own decision with respect to any such election.

  You do not have to submit any certificates for Shares. As record holder, we will submit the certificates on your behalf.

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   THE DEADLINE BY WHICH WE MUST SUBMIT YOUR ELECTION TO FIRST CHICAGO
 TRUST COMPANY OF NEW YORK, THE EXCHANGE AGENT, IS 5:00 P.M., NEW YORK CITY
 TIME, ON       , 1997, UNLESS EXTENDED. PLEASE RETURN THIS INSTRUCTION
 FORM AS PROMPTLY AS PRACTICABLE SO WE MAY SUBMIT YOUR ELECTION TO THE EXCHANGE AGENT BY SUCH ELECTION DEADLINE. IF INSTRUCTIONS ARE NOT PROVIDED TO US IN A TIMELY FASHION, YOU WILL RECEIVE THE STOCK CONSIDERATION AND/OR THE CASH CONSIDERATION AS APPLICABLE TO "NON-ELECTING SHARES" AS DESCRIBED IN THE MERGER AGREEMENT AND PROXY STATEMENT/PROSPECTUS IN EXCHANGE FOR YOUR SHARES.

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  WITH RESPECT TO SHARES HELD BY US IN YOUR ACCOUNT, YOU CAN ONLY MAKE AN
ELECTION USING THE INSTRUCTION FORM PROVIDED BELOW. DO NOT COMPLETE THE FORM OF ELECTION/LETTER OF TRANSMITTAL WITH RESPECT TO SHARES HELD BY US IN YOUR ACCOUNT AS ONLY WE, AS REGISTERED HOLDER OF YOUR SHARES, CAN EXECUTE AND SUBMIT A FORM OF ELECTION/LETTER OF TRANSMITTAL ON YOUR BEHALF.

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                               INSTRUCTION FORM

                              WITH RESPECT TO THE
                                   MERGER OF
                          HOME BENEFICIAL CORPORATION
                                 WITH AND INTO
                          AGC LIFE INSURANCE COMPANY,
                         A WHOLLY OWNED SUBSIDIARY OF
                         AMERICAN GENERAL CORPORATION

  The undersigned acknowledge(s) receipt of your letter, the Proxy Statement/Prospectus, the related Form of Election/Letter of Transmittal and Form W-9 in connection with the Merger (as defined in your letter).

  This form will instruct you that the undersigned hereby elects to receive the Cash Consideration and/or the Stock Consideration with respect to the number of shares beneficially owned by the undersigned as indicated below, subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, (ii) the terms, conditions and limitations set forth in the Merger Agreement and (iii) the instructions set forth in the related Form of Election/Letter of Transmittal.

CLASS OF HOME BENEFICIAL COMMON
STOCK:
      ------------------------------      -------------------------------------

                                          -------------------------------------
1.  Cash Consideration for     Shares.           Signature(s) of Owner(s)
                           ---

2.  Stock Consideration for     Shares.   Name(s):
                            ---                   -----------------------------
                                                          (Please print)

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                                          Capacity (full title):
                                                                ---------------

                                          Dated:
                                                -------------------------------

                                          Address(es):
                                                      -------------------------

                                          -------------------------------------
                                                                     (Zip Code)

                                          -------------------------------------
                                           (Area Code and Telephone Number(s))

                                          -------------------------------------
                                              (Tax Identification or Social
                                                   Security Number(s))

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